EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Fleet Financial Group, Inc.


We consent to incorporation by reference in the registration statements (Nos. 33-19425, 33-22045, 33-48818, 33-56061, 33-57501, 33-57677, 33-62367, 33-58933,
33-64635, and 33-59139) on Form S-8, the registration statements (Nos. 33-36707, 33-55555, 33-63631, 33-58933, and 333-00701) on Form S-3, and the registration statements (Nos. 33-55579, 33-58573, and 33-58933) on Form S-4 of Fleet
Financial Group, Inc. of our report dated January 17, 1996, relating to the consolidated balance sheets of Fleet Financial Group, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the Current Report on Form 8-K of Fleet Financial Group, Inc. dated March 15, 1996. Our report refers to changes in the methods of accounting for mortgage servicing rights, investments in debt and equity securities, and income taxes.


                                                /s/ KPMG Peat Marwick LLP



Boston, Massachusetts
March 15, 1996